UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Quantum Cyber N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-41010	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Belvedere Road Suite 500, West Palm Beach, FL 33406

(Address of Principal Executive Offices) (Zip Code)

+1 (561) 562-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Ordinary Shares, nominal value €0.01 per share	QUCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 2, 2026, Quantum Cyber N.V. delivered a notice to Maxim Group LLC (“Maxim”) to terminate the at-the-market issuance sales agreement, dated as of October 1, 2025, as amended on May 4, 2026 (the “Sales Agreement”), pursuant to the terms therein, to be effective as of June 7, 2026. Prior to termination, the Company sold 3,280,927 Ordinary Shares under the Sales Agreement for net cash proceeds of approximately $4,388,515. The Company is not subject to any termination penalties in connection with the termination of the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement and the amendment thereto, copies of which were filed as Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed on October 3, 1015 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 8, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Cyber N.V.

	By:	/s/ William Caragol
	Name:	William Caragol
	Title:	Chief Financial Officer

Dated: June 5, 2026

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